Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-200865, 333-182129, and 333-176948 on Form S-8 of our report dated March 18, 2015, relating to the consolidated financial statements of CIFC Corp. and its subsidiaries, and the effectiveness of CIFC Corp. and its subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of CIFC Corp. and its subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 5, 2016